Texas-New Mexico Power Company
577 N. Garden Ridge Blvd.
Lewisville, Texas 75067

EXHIBIT 32.3
CERTIFICATION PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO § 906 OF THE
SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q for the period ended June 30, 2025, for Texas-New Mexico Power Company (“Company”), as filed with the Securities and Exchange Commission on August 1, 2025 (“Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)the Report fully complies with the requirements of § 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 1, 2025	By:	/s/ Joseph D. Tarry
Joseph D. Tarry
Chief Executive Officer
Texas-New Mexico Power Company

		By:	/s/ Henry E. Monroy
Henry E. Monroy
Senior Vice President and Chief Financial Officer
Texas-New Mexico Power Company